UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
August 19, 2015

Date of Report (Date of earliest event reported)

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

(e)    Compensatory.
Performance-based Equity Grants

On August 19, 2015, the Compensation Committee of the Board of Directors of the Company, following a review of the Company’s executive compensation program in conjunction with its outside compensation consultant, approved grants of restricted stock units (“RSUs”) to certain employees of the Company, including the named executive officers (“NEOs”) of the Company listed below. For each NEO, the RSUs will vest between 68.75% and 100% of the total grant based on performance against fiscal year 2015 non-GAAP earnings per share (“EPS”) targets.

Name	Position	RSU Grant
Patrick J. Harshman	President and CEO	34,188
Carolyn V. Aver	Chief Financial Officer	13,096
Nimrod Ben-Natan	Senior VP and GM, Cable Products	4,762
Bart Spriester	Senior VP, Video Products	8,889
George Stromeyer	Senior VP, Worldwide Sales	3,210

2015 Supplemental Executive and Key Contributor Bonus Plan
On August 19, 2015, the Compensation Committee also approved the adoption of the Harmonic 2015 Supplemental Executive and Key Contributor Bonus Plan (the “Supplemental Plan”). The participants in the Supplemental Plan include the NEOs listed above. Under the Supplemental Plan, payment of a bonus amount to any participant will be based on performance against 2015 non-GAAP EPS targets. A minimum EPS threshold must be exceeded before any bonus payment will be made under the Supplemental Plan. A participant in the Supplemental Plan may be awarded a bonus payment up to a maximum of 18% of the participant’s target bonus under the Company’s previously approved 2015 Executive and Key Contributor Bonus Plan (the “Original Bonus Plan”). With respect to George Stromeyer, since 20% of his 2015 incentive compensation plan is based on performance against overall Company targets under the Original Bonus Plan, Mr. Stromeyer’s maximum payout under the Supplemental Bonus Plan is 3.6% of his 2015 incentive compensation target. With respect to Nimrod Ben-Natan, since 50% of his 2015 incentive compensation plan is based on performance against overall Company targets under the Original Bonus Plan, Mr. Ben-Natan’s maximum payout under the Supplemental Bonus Plan is 9% of his 2015 incentive compensation target.

Participants in the Supplemental Plan must remain employed through the date that a bonus is paid in order to qualify for a bonus payment. The Compensation Committee, in its sole discretion, retains the right to amend, supplement, supersede or cancel the Supplemental Plan for any reason, and reserves the right to determine whether and when to pay out any bonus amounts, regardless of the achievement of the performance targets.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2015	HARMONIC INC.

	By:	/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary